EXHIBIT 10.20

FORM OF WAIVER AND AMENDMENT AGREEMENT BETWEEN
PETROHUNTER ENERGY CORPORATION AND HOLDERS OF
CONVERTIBLE DEBENTURES

WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (this “Agreement”) is made as of April __, 2010, among PetroHunter Energy Corporation, a Maryland corporation (“PetroHunter” or the “Company”), and the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, from November 5, 2007 through November 16, 2007, the Company and the Purchaser entered into Securities Purchase Agreements (the “Securities Purchase Agreements”), pursuant to which the Company issued to the Purchaser, among other things, Series A 8.5% Convertible Debentures in the aggregate principal amount of $6,956,387( the “Debentures”) and warrants (the “Warrants”), to purchase an aggregate of 46,375,914 shares (the “Warrant Shares”) (subject to adjustment as provided therein) of the Common Stock of the Company and, in connection therewith, entered into Registration Rights Agreements (the “Registration Rights Agreements”), with the Purchaser; and

WHEREAS, the Company agreed initially to register (i) all of the shares of Common Stock issuable upon conversion in full of the Debentures (the “Debenture Shares”), (ii) all shares of Common Stock issuable as interest on the Debentures (the “Interest Shares”) assuming all permissible interest payments are made in shares of Common Stock and the Debentures are held until maturity, (iii) all Warrant Shares, (iv) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Debentures or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Debentures or limitations on exercise set forth in the Warrants), and (v) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”); and

WHEREAS, the Company agreed to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement covering the resale of all or such portion of the Registrable Securities as permitted by SEC Guidance on or before the 120th calendar day following the date of the Registration Rights Agreements (the “Filing Date”) and to use its best efforts to cause such registration statement to be declared effective as promptly as possible after the filing thereof, but in any event prior to 240th calendar day following the date of the Registration Rights Agreements (the “Effective Date”); and

WHEREAS, the Company and the Purchaser entered into various Waiver and Amendment Agreements that waived the Company’s obligation to register the Debenture Shares and extended the deadlines for the Filing Date and Effective Date to such time as the Warrants are “in the money”; and

WHEREAS, the Company agreed to pay the quarterly interest installments due January 2, 2009 and April 1, 2009 by October 1, 2009, but has not paid such installments; and

WHEREAS, the Company has not paid the quarterly payments of interest due October 1, 2009 and January 1, 2010 under the Debentures;

Waiver and Amendment Agreement – page 1

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1.           Extension of Maturity Date.  Purchaser hereby agrees to extend the Maturity Date of its Debenture to December 31, 2014 (the “New Maturity Date”).

2.           Waiver of Default.  Purchaser hereby waives the Company’s failure to pay interest originally due January 2, 2009, April 1, 2009, October 1, 2009 and January 1, 2010 (the “Late Installments”) as Events of Default under the Debentures.

3.           Payment and Accrual of Interest.

(a)           The Company shall pay the Late Installments and any interest accrued through the date of this Agreement through the issuance of its restricted shares of common stock, based on a value of $0.125 per share.

(b)           Purchaser agrees to waive the receipt of interest installments due under the Debenture from the date of this Agreement.  Interest will accrue under the Debenture, but will be paid at the New Maturity Date.

(c)           Purchaser agrees to waive the payment and accrual of Late Fees under the Debenture from the date of this Agreement.

(d)           The Company agrees to pay the accrued Late Fees on the Late Installments at the New Maturity Date.

4.           Reduction of Warrant Exercise Price and Extension of Warrant Termination Date.  In consideration for the Purchaser’s waivers and agreements, the Company agrees that all Warrants owned by Purchaser shall be exercisable at $0.175 per share through December 31, 2011 and at $0.12 through December 31, 2014.

5.            Reduction of Conversion Price.  In consideration for the Purchaser’s waivers and agreements, the Company agrees that the Conversion Price under the Debenture shall be reduced to $0.125 through December 31, 2011 and from January 1, 2012 through December 31, 2014, the Conversion Price shall be $0.10.

6.           Confirmation of Security Interest.  Purchaser acknowledges that it has been advised by the Company that the Company and its wholly-own subsidiary, Sweetpea Petroleum Pty Ltd (“Sweetpea”), have agreed to transfer the 25% working interest in the Beetaloo Basin Project, currently held of record by Sweetpea, to Falcon Oil & Gas Australia Pty Ltd (“Falcon Australia”) for an initial 25% equity ownership in Falcon Australia.  Falcon Oil & Gas Ltd., which owns a 75% working interest in the Beetaloo Basin Project, will receive an initial 75% equity ownership in Falcon Australia.  The Company confirms to Purchaser that it, together with all of the holders of the Debentures, has a first lien on the Company’s shares of Sweetpea.  This first lien position is shared with Global Project Finance AG to secure the repayment of up to $6.5 million advanced by Global to the Company under Credit and Security Agreements dated January 9, 2007 and May 21, 2007.

Waiver and Amendment Agreement – page 2

7.           If the Company (a) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Company or any of its property; (b) makes a general assignment for the benefit of creditors; (c) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; or (d) has any judgment entered against it in excess of $2,000,000 in any one instance, then the Purchaser shall have the right to accelerate the maturity date of its Debenture, notwithstanding the provisions of paragraph 1 above.

8.           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Securities Purchase Agreements.

10.           Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

11.           Expenses.  Each party shall pay the fees and expenses of its counsel, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by RENN Capital Group, Inc. in connection with the preparation, negotiation, execution and delivery of this Agreement.  Such fees and expenses shall be paid upon the execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment as of the date first written above.

PETROHUNTER ENERGY CORPORATION

By:____________________________________
Name:___________________________
Title:____________________________

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]

Waiver and Amendment Agreement – page 3

 [SIGNATURE PAGE OF PURCHASERS TO PETROHUNTER WAIVER AND AMENDMENT AGREEMENT]

Name of Purchaser: _________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________

Name of Authorized Signatory:__________________________________

Title of Authorized Signatory:___________________________________

Waiver and Amendment Agreement – page 4